UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 6, 2007 (June 29, 2007)


                                  WI-TRON, INC.
             (Exact name of registrant as specified in its charter)

Delaware                         0-21931                      22-3440510
--------                         -------                      ----------
(State or Other           (Commission File No.)             (IRS Employer
Jurisdiction of                                           Identification No.)
Incorporation)


                               59 LaGrange Street
                            Raritan, New Jersey 08869
                     (Address of Principal Executive Office)


                                 (908) 253-6870
                Registrant's telephone number, including area code


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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                  Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

         On June 29, 2007, the Registrant entered into an Agreement and Plan of Merger (the "Agreement") with Tek Ltd., a New Jersey corporation ("Tek") and John Chase Lee, the sole shareholder of Tek and president and CEO of the Registrant ("Lee").

         Pursuant to the Agreement, (a) Registrant will form a wholly-owned subsidiary to merge with and into Tek, whereby Tek is the surviving corporation, and (b) Registrant will issue 40,000,000 shares of its common stock to the shareholders of Tek in exchange for all of Tek's outstanding stock. Upon completion of the merger, the Registrant will have 90,528,293 shares of common stock outstanding, with Lee beneficially owning 54,380,632 shares or approximately 60%. The merger is scheduled to close on or about July 15, 2007, and is conditioned upon satisfactory completion of due diligence and other corporate actions.


                  Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1     Agreement and Plan of Merger dated June 29, 2007



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                  WI-TRON, INC.

Date: July 6, 2007                By: /s/ John Chase Lee
                                      ------------------------------------
                                          John Chase Lee, President

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